EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-140992, 333-140991, 333-134005, 333-45900, 333-57506, 333-67173, 333-81302, 333-85842, 333-85846 and 333-119866) of Crown Holdings, Inc. of our report dated February 27, 2009, except for Note A, "Reclassifications and Retrospective Adjustments", as to which the date is May 4, 2009, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 4, 2009